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                                                                   EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                            W-H ENERGY SERVICES, INC.
                       PURSUANT TO 18 U.S.C. SECTION 1350

         In connection with the quarterly report on Form 10-Q for the period ended March 31, 2005 filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kenneth T. White, Jr., the Chief Executive Officer of W-H Energy Services, Inc. (the "Company"), hereby certify, to my knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                       /s/  Kenneth T. White, Jr.
                                       ----------------------------------------
                                       Name: Kenneth T. White, Jr.
                                       Date: May 5, 2005

This certification is furnished solely to comply with the requirements of Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. section 1350, is subject to the knowledge standard contained therein and shall not be deemed to be a part of the Report or "filed" for any purpose whatsoever.